                                                                    Exhbit 99.1

FOR IMMEDIATE RELEASE
                                                           [Caribou Coffee Logo]

Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue North
Minneapolis, MN  55429
(763) 592-2200


INVESTOR RELATIONS CONTACT:
INTEGRATED CORPORATE RELATIONS
Kathleen Heaney (203) 803-3585
ir@cariboucoffee.com

--------------------------------------------------------------------------------

                CARIBOU COFFEE REPORTS FIRST QUARTER 2006 RESULTS

MINNEAPOLIS, MINNESOTA, MAY 4, 2006. Caribou Coffee Company, Inc. (Nasdaq:CBOU), the second largest U.S.-based company-owned gourmet coffeehouse operator based on the number of coffeehouses, today reported financial results for first quarter 2006 (thirteen weeks ended April 2, 2006.)

HIGHLIGHTS FOR THE FIRST QUARTER OF 2006 INCLUDE:

    o Total net sales grew 24% to $56.0 million compared to the first quarter of 2005
    o  Opened 10 company-operated coffeehouses and one licensed coffeehouse
    o  "Other Sales" increased 158% compared to the first quarter of 2005

Michael Coles, Chairman, CEO and President commented, "We are pleased to have increased total net sales by 24% and other sales by 158%. We are encouraged by recent trends and have several new initiatives underway to drive sales in other distribution channels as well as co-branding opportunities." Mr. Coles added, "We believe co-branding is an excellent way to gain brand recognition for the Caribou name."

FIRST QUARTER 2006 RESULTS

Total net sales increased $11.0 million, or 24%, to $56.0 million for the thirteen weeks ended April 2, 2006 from $45.0 million for the thirteen weeks ended April 3, 2005. This increase is primarily attributable to the opening of 86 new company-owned coffeehouses during the last twelve months. "Other Sales" increased by $1.6 million, or 158% to $2.7 million for the thirteen weeks ended April 2, 2006 from $1.0 million for the thirteen weeks ended April 3, 2005, as a result of an increase in club store, mass merchandiser, grocery and office coffee service sales. This increase was due to growth in our existing accounts and new accounts added during the last twelve months.

Comparable coffeehouse net sales decreased 1% for the thirteen weeks ended April 2, 2006 compared with the same thirteen weeks in the prior year. During the thirteen weeks ended April 3, 2005 comparable coffeehouse net sales increased 10% when compared to the thirteen weeks ended March 28, 2004. Licensed coffeehouses are not included in the comparable coffeehouse net sales calculations.

The Company recognized $0.1 million of compensation expense related to the implementation of FAS 123(R) for stock based compensation during the thirteen weeks ended April 2, 2006.

Adjusted EBITDA decreased $0.4 million to $3.8 million during the thirteen weeks ended April 2, 2006 from $4.2 million during the thirteen weeks ended April 3, 2005. (EBITDA and Adjusted EBITDA are non-GAAP measures. See EBITDA reconciliation at the end of this release.)

The Company's net loss for the thirteen weeks ended April 2, 2006 increased $1.2 million to a net loss of $1.6 million or ($0.08) per share from a net loss of $0.4 million or ($0.03) per share for the thirteen weeks ended April 3, 2005. The increase in the net loss is attributable to general and administrative expenses increases for staffing to support the Company's growth plan and public company costs and higher coffeehouse occupancy, marketing and depreciation expense.


2006 OUTLOOK
The Company does not anticipate updating its guidance for fiscal year 2006 until after release of second quarter results on or about August 3, 2006.

CONFERENCE CALL
Caribou Coffee will host a conference call today, Thursday May 4, 2006, at 4:30pm Eastern Time to discuss these results. Hosting the call will be Michael Coles, Chairman of the Board, Chief Executive Officer and President, and George Mileusnic, Chief Financial Officer. The call will be webcast live from the Company's website at www.cariboucoffee.com. The webcast link will be available under the investor relations section. If you are unable to join the call, a replay will be available beginning at 7:30pm Eastern Time and can be accessed by dialing 1-888-203-1112, passcode 1558234.

ABOUT THE COMPANY
Caribou Coffee Company, Inc., founded in 1992 and headquartered in Minneapolis, Minnesota, is the second largest company-owned gourmet coffeehouse operator in the United States based on the number of coffeehouses. As of April 2, 2006, Caribou Coffee had 402 coffeehouses, including eight licensed locations. Caribou Coffee's coffeehouses
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are located in 16 states and the District of Columbia. Caribou Coffee offers its customers high-quality gourmet coffee and espresso-based beverages, as well as specialty teas, baked goods, whole bean coffee, branded merchandise and related products. In addition, Caribou Coffee sells products to club stores, grocery stores, mass merchandisers, office coffee providers, airlines, hotels, sports and entertainment venues, college campuses and other commercial customers. In addition, Caribou Coffee licenses third parties to use the Caribou Coffee brand on quality food and merchandise items. Caribou Coffee focuses on creating a unique experience for customers through a combination of high-quality products, a comfortable and welcoming coffeehouse environment and customer service.


FORWARD-LOOKING STATEMENTS

Certain statements in this release, and other written or oral statements made by or on behalf of Caribou Coffee are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Caribou Coffee brand and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                   CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
        (A MAJORITY OWNED SUBSIDIARY OF CARIBOU HOLDING COMPANY LIMITED)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      THIRTEEN WEEKS ENDED
                                                ------------------------------
                                                    APRIL 3,        APRIL 2,
                                                      2005            2006
                                                --------------- --------------
                                                          (UNAUDITED)
Coffeehouse sales............................   $   43,997,861  $   53,283,822
Other sales..................................        1,041,818       2,682,389
                                                --------------  --------------
Total net sales..............................       45,039,679      55,966,211
Cost of sales and related occupancy costs....       18,044,840      23,266,067
Operating expenses...........................       18,372,178      23,100,856
Opening expenses.............................          308,320         415,251
Depreciation and amortization................        3,686,938       4,805,233
General and administrative expenses..........        4,600,953       6,101,178
Closing expense and disposal of assets.......              897           7,998
                                                --------------  --------------
Operating income (loss)......................           25,553      (1,730,372)
Other income (expense):
  Other income...............................          193,443         322,950
  Interest income............................            1,365         187,003
  Interest expense...........................         (424,233)       (147,742)
                                                --------------- ---------------
Loss before provision for income taxes and
  minority interest..........................         (203,872)     (1,368,161)
Provision for income taxes...................          151,323         147,039
                                                --------------  --------------
Loss before minority interest................         (355,195)     (1,515,200)
Minority interest............................           82,022          56,865
                                                --------------  --------------
Net loss.....................................   $     (437,217) $   (1,572,065)
                                                ==============  ==============
Basic and diluted net loss per share.........   $        (0.03) $        (0.08)
                                                ==============  ==============
Basic and diluted weighted average number
  of shares outstanding......................       13,802,021      19,274,102
                                                ==============  ==============

                   CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
        (A MAJORITY OWNED SUBSIDIARY OF CARIBOU HOLDING COMPANY LIMITED)

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                      JANUARY 1,           APRIL 2,
                                                                                        2006                2006
                                                                                  ----------------   ----------------
                                                                                                         (UNAUDITED)
                                                ASSETS
Current assets:
  Cash and cash equivalents...................................................    $    33,846,111    $     20,521,846
  Accounts receivable (net of allowance for doubtful accounts of
   approximately $237,595 and $85,735 at January 1, 2006 and April 2,2005)....          1,137,120           1,452,945
  Other receivables...........................................................          2,260,254           1,254,967
  Income tax receivable.......................................................            135,750             53,355
  Inventories.................................................................         11,182,512          10,456,268
  Prepaid expenses and other current assets...................................          1,251,555           1,356,919
                                                                                  ---------------    ----------------
   Total current assets.......................................................         49,813,302          35,096,300
  Property and equipment, net of accumulated depreciation and amortization....         96,022,720          95,469,325
  Notes receivable............................................................             64,531              60,501
  Restricted cash.............................................................            321,030             321,030
  Other assets................................................................          1,738,717           1,638,507
                                                                                  ---------------    ----------------
   Total assets...............................................................    $   147,960,300    $    132,585,663
                                                                                  ===============    ================
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................................................    $    14,553,743    $      7,314,547
  Accrued compensation........................................................          5,462,657           3,241,629
  Accrued expenses............................................................          8,504,552           6,275,981
  Deferred revenue............................................................          8,165,260           5,507,739
                                                                                  ---------------    ----------------
   Total current liabilities..................................................         36,686,212          22,339,896
Revolving credit facility.....................................................                 --                 --
Asset retirement liability....................................................            760,997             781,992
Deferred rent liability.......................................................         10,485,177          10,847,109
Deferred revenue..............................................................          2,964,000           2,956,000
Minority interests in affiliates..............................................            138,159             167,844
                                                                                  ---------------    ----------------
   Total long term liabilities................................................         14,348,333          14,752,945
Commitments and contingencies
Shareholders' equity:
  Preferred stock, par value $.01, 20,000,000 shares authorized; no shares
   issued and outstanding.....................................................                 --                  --
  Common stock, par value $.01, 200,000,000 shares authorized; 19,269,133 and
   19,278,980 shares issued and outstanding at January 1, 2006 and April 2,
   2006, respectively.........................................................            192,699             192,790
  Treasury stock..............................................................             (9,011)                --
  Additional paid-in capital..................................................        121,626,855         121,756,885
  Accumulated deficit.........................................................        (24,884,788)        (26,456,853)
                                                                                  ---------------    ----------------
   Total shareholders' equity.................................................         96,925,755          95,492,822
                                                                                  ---------------    ----------------
   Total liabilities and shareholders' equity.................................    $   147,960,300    $    132,585,663
                                                                                  ===============    ================

                              EBITDA RECONCILIATION

The following is a reconciliation of the Company's net loss to EBITDA and Adjusted EBITDA.

                                            THIRTEEN WEEKS ENDED
                                       --------------------------------
                                       APRIL 3, 2005      APRIL 2, 2006
                                       -------------      -------------
                                                 (THOUSANDS)
Net loss.......................          $   (437)         $  (1,572)
Interest expense...............               424                148
Interest income................                (1)              (187)
Depreciation and
 amortization(1)...............             4,106              5,281
Provision for income taxes.....               151                147
                                         --------          ---------
EBITDA.........................             4,243              3,817

Adjusted EBITDA................          $  4,243          $   3,817
                                         ========          =========

(1) Includes depreciation and amortization associated with our headquarters and roasting facility that are categorized as general and administrative expenses and cost of sales and related occupancy costs on our statement of operations.

EBITDA is equal to net income (loss) excluding: (a) interest expense; (b) interest income; (c) depreciation and amortization; and (d) income taxes. Adjusted EBITDA may be different from EBITDA due to one-time nonrecurring costs or charges. For the periods presented, there are no such one-time costs or charges, and EBITDA is equal to Adjusted EBITDA.


    We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance for the following reasons:

      o Our coffeehouse leases are generally short-term (5-10 years) and we must depreciate all of the cost associated with those leases on a straight-line basis over the initial lease term excluding renewal options (unless such renewal periods are reasonably assured at the inception of the lease). We opened 265 coffeehouses from the beginning of fiscal 2001 through the first thirteen weeks of 2006. As a result, we believe depreciation expense is disproportionately large when compared to the sales from a significant percentage of our coffeehouses that are in their initial years of operations. Also, many of the assets being depreciated have actual useful lives that exceed the initial lease term excluding renewal options. Consequently, we believe that adjusting for depreciation and amortization is useful for evaluating the operating performance of our coffeehouses.

    Our management uses EBITDA and Adjusted EBITDA:

      o As measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they remove the impact of items not directly resulting from our coffeehouse operations;

      o For planning purposes, including the preparation of our internal annual operating budget;

      o  To establish targets for certain management compensation matters; and

      o To evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

    EBITDA and Adjusted EBITDA as calculated by us are not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA and Adjusted EBITDA: (a) do not represent net
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income or cash flows from operating activities as defined by GAAP; (b) are not necessarily indicative of cash available to fund our cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or our other financial information as determined under GAAP.

    We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

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